EXHIBIT 10.1
License and Distribution Agreement between Homeland Security Network, Inc. and Advantra International NV

HOMELAND SECURITY NETWORK, INC./ADVANTRA INTERNATIONAL NV.
License and Exclusive Distribution Agreement

This License and Exclusive Distribution Agreement (“Agreement”) is entered into as of the effective date set forth below as per the signatures of the parties hereto (“Effective Date”), by and between Homeland Security Network Inc., a Nevada corporation having its principal office at 2500 Legacy Drive, Frisco, Texas 75034 (“Homeland” or “Licensee”) and Advantra International NV, a Belgium corporation having its principal office at Bootweg 4, B 8940 Wervik, Belgium (“Advantra” or “Licensor”). For the purposes of this agreement, Licensee and Licensor are described collectively as “The Parties”, or individually as a “Party”.

WHEREAS, Licensor has developed and owns the designs for selected Hardware and Firmware as more fully set forth in “Schedule C” (“Kepler”);

WHEREAS, Licensee wishes to license from Licensor during the Term (defined in Section 1 hereof), Kepler and other Derivative GPS and Tracking Products for the purpose of Exclusive Distribution in the Exclusive Territory (defined in Section 1 hereof);

WHEREAS, Licensee wishes to distribute Kepler and other Derivative GPS and Tracking Products and new firmware functions developed by Licensee for the purpose of Exclusive Distribution to third parties in the Exclusive Territory; and

WHEREAS, Licensee agrees not to produce directly or indirectly, nor to participate in, nor to promote the copying, partially copying or the reverse engineering of Kepler or the Kepler Derivative Products, and whereas, Licensee agrees to buy the Kepler and Derivative Products only and in all cases from Licensor. The Kepler and Kepler Derivative Products Source Code will not be used, directly or indirectly, nor partially, for other products than for the Licensor Products.

WHEREAS, Parties agree that Licensor will have a right of first refusal for the manufacturing and distribution of new products for Licensee. Licensor has a period of 30 days to come with a determination whether Licensor is interested in manufacturing, and a further 45 days to present a cost effective plan.
WHEREAS, concurrently with the execution of this Agreement, the Parties are executing a Kepler Purchase Agreement (the “Kepler Purchase Agreement”) pursuant to which the Licensee will purchase Kepler Products from Licensor.

NOW THEREFORE, in consideration of and subject to the premises and covenants contained in the General Terms and Conditions and any Schedules and Amendments to this Agreement, all attached hereto, which are made an integral part of this Agreement, and intending to be legally bound, Licensee and Licensor have caused this Agreement to be executed by their duly authorized representatives on the Effective Date set forth below.

Licensee:

Homeland Security Network, Inc.

By: /s/s Charles Norman
Charles Norman
President and CEO

Licensor:

Advantra International NV

By: /s/ Frédéric Boes
Name: Frédéric Boes
CTO

Effective Date: April 14, 2005

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LICENSE AND EXCLUSIVE DISTRIBUTION AGREEMENT

BY AND AMONGST

ADVANTRA INTERNATIONAL NV

And

HOMELAND SECURITY NETWORK, INC.

1. Definitions. The following defined terms are used in this Agreement.

1.1	“Agreement” is defined in the preamble to this Agreement.

1.2 “Confidential Information” means any information of a party, which is reduced to or embodied in a tangible form and which is either marked as confidential or designated in writing at the time of disclosure or within ten (10) Business Days thereafter as being Confidential Information. Confidential Information does not include information which: (i) was in the receiving party’s possession without restrictions of confidentiality prior to receipt by the other party; (ii) is or becomes public knowledge because of events other than an act or failure to act by the receiving party or anyone under the receiving party’s direct or indirect control; or (iii) is or has been independently developed by the receiving party, provided that such development was accomplished by the receiving party or on its behalf without the use of, or any reference to, Confidential Information.

1.3 “Derivative Product” means a Product that is developed, producted and/or based upon the Kepler, iTrax or other pre-existing Product(s) of the Parties set forth in Schedule C.

1.4 “Designated Licensee Contacts” mean the employees, authorized consultants, and other appropriately authorized designees of Licensee authorized to receive Support Services. The initial Designated Contacts are identified on the Licensee Information Schedule attached hereto as Schedule D(1).

1.5 “Designated Licensor Contacts” mean the employees, authorized consultants, and other appropriately authorized designees of Licensor authorized to provide Support Services. The initial Designated Contacts are identified on the Licensor Information Schedule attached hereto as Schedule D(2).

1.6 “Distribute” means to market, promote, sell, distribute, appoint sub-distributors to any Person, including a Subsidiary of the licensee. A Distribution shall be deemed to have occurred at the earliest time that the item Distributed is shipped or otherwise leaves the possession of the Licensee.

1.7 “Effective Date” is defined in the preamble to this Agreement.

1.8 “Exclusive Territory” means the United States of America and Canada.

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1.9 “Firmware” means the executable code, source code and Object files embedded in the KEPLER and Derivative Products.

1.10 “Intellectual Property Rights” means all forms of intellectual property rights and protections that may be obtained and may include, without limitation all right, title and interest in and to: (i) all letters patent and all filed, pending or potential applications for letters patent, including any reissue, reexamination, division, continuation or continuation-in-part applications throughout the world now or hereafter filed; any intellectual property unknown to either party prior to disclosure by the disclosing party (iii) trade secrets, and all trade secret rights and equivalent rights arising under the common law, state law, federal law and laws of foreign countries; (iv) mask works, copyrights, whether or not protected by copyright or as a mask work, under common law, state law, federal law and laws of foreign countries; and (v) Marks.

1.11 “KEPLER” and ‘iTrax” are defined in the preamble to this Agreement and means the items listed in Schedule C.

1.12 “Licensor” is defined in the preamble to this Agreement.

1.13 “Licensee” is defined in the preamble to this Agreement.

1.14 “Licensee Products” means those products described as iTrax, and/or products which contain Licensee’s exclusive intellectual property, firmware provided by Licensee to Licensor and other enhancements to the firmware exclusively by Licensee defined within this agreement, or subsequently identified Products in subsequent agreements as Exclusive Products of the Licensee.

1.15 “Licensor Products” means those products described as Kepler, and/or products which contain Licensor’s exclusive intellectual property, provided firmware and other enhancements to the Licensor’s hardware or firmware defined within this agreement, and subsequently identified Products in subsequent agreements as Exclusive Products of the Licensor, except OEM Products.

1.16 “Marks” mean the proprietary indicia, trademarks, trade names, symbols, logos and/or brand names under common law, state law, federal law and laws of foreign countries owned or controlled by a party that are commercially identified or associated with such party and/or one or more of the party’s products, which are listed on the Marks Schedule attached hereto as Schedule E and which may be added to such Schedule by the parties from time to time during the Term.

1.17 “Modification Error” means any problem introduced through modifications to KEPLER or Derivative Product made by a party other than Licensor, unless the modification was made at Licensor’s specific written direction.

1.18 “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government, including, without limitation, any Subsidiary, instrumentality, division, agency, body or department thereof.

1.19 “Severe Error” means when KEPLER or Derivative Product fails to function according to its published documentation and Licensee is unable to proceed without a fix to the problem or a workaround solution provided by Licensor. Modification Errors are not Severe Errors.

1.20 “Source Code” means machine- or human-readable program code expressed in a form suitable for modification by humans.

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1.21 “Subsidiary” means a Person in which the specified party owns a majority of the outstanding shares, securities, or other ownership interests representing the right to vote for the election of directors or other managing authority; provided, however, that in any country where the local law does not permit foreign equity participation of at least 50%, a “Subsidiary” shall include any Person organized under the laws of such country in which the specified party owns the maximum percentage of outstanding shares or other ownership interests permitted by local law, so long as the specified party exercises actual control over the Person’s operations. A Person will be deemed to be a Subsidiary only so long as such ownership exists.

1.22 “Support Services” means the Support Services set forth in Schedule B attached hereto.

1.23 “Term” means the initial term and any renewal terms as set forth in Section 13.

1.24 “Third Party Agreements” means agreements that The Parties may execute with a person that is not a subsidiary or wholly owned entity of The Parties.

1.25 “OEM” or ‘Original Equipment Manufacturer” means to develop and/or manufacture Products, either on a standalone basis or as part of another company’s product, where the product is branded under the other company’s name.

1.26 “Agreements” means both this Agreement and the Kepler Purchase Agreement, both to be signed and become effective as of the same signature date.

1.27 “Back-end” means those services that could include, but not limited to, software, communications, or other technology required to operate the system, but excluding the KEPLER device itself and the attached accessories.

1.28 “Change of Control” shall mean a bona-fide change in the majority voting control of Licensor or Licensee.

1.29 “iTrax” shall mean any Kepler or Derivative Product sold by Licensee irrespective of the Mark or brand name used.

2.0 License Grants, Source Code Escrow and Release and Exclusivity.

2.1 Grant of License to Licensee. Licensor grants a license, subject to the terms and conditions of this Agreement and specifically subject to the exceptions carved out in Art. 2.9 and 2.11, solely for the purposes of enabling Licensee to develop Firmware enhancements to Licensee’s Products and support and maintain such products as described in Schedule B on the terms and conditions set forth therein, Licensor hereby grants Licensee, during the Term and subsequent renewal Terms, an exclusive, non-transferable (except as set forth in Section 2.12 below) license in the Exclusive Territory to:

(a) install, store, read, copy, modify, use and create KEPLER or Kepler Derivative Products Software Source Code;

(b) compile into executable form the Software Source Code for the KEPLER or Kepler Derivative Products;

(c) execute and use the executable or Object Code resulting from such compilation; and

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(d) install, store, read, modify, copy, use and create any related technical and user documentation provided to Licensor by Licensee, that Licensee may need to perform their necessary commercial obligations under this agreement, subject to the confidentiality provisions of this agreement.

2.2 Grant of License to Licensor. Licensee grants a license, subject to the terms and conditions of this Agreement and solely for the purposes of enabling Licensor to utilize Firmware enhancements made by Licensee to Licensor’s Firmware or Products and support and maintain their obligations to provide the Hardware of such products as described in Schedule C on the terms and conditions set forth therein. Licensee hereby grants Licensor, during the Term and subsequent renewal Terms, an exclusive, free, non-transferable license, except in the Exclusive Territory and except as set forth in Section 2.12 below, to:

(a) install, store, read, copy, modify, use and create the Licensee’siTrax and Derivative Products Software Source Code;

(b) Compile into executable form the Licensee’s Software Source Code for the iTrax and Derivative Products to execute their commercial obligations under this agreement;

(c) Embed the executable or Object Code on hardware produced for Licensee resulting from such compilation; and

(d) install, store, read, modify, copy, use and create any related technical and user documentation provided to Licensor by Licensee, that Licensor may need to perform their necessary commercial obligations under this agreement, subject to the confidentiality provisions of this agreement.

2.3 Grant of Source License to Licensor. Subject to the terms and conditions of this Agreement and solely for the purposes of enabling Licensor to embed modified firmware supplied by Licensee in the KEPLER or Derivative Products in Object Code form in Licensee’s Products and to support and maintain such products, Licensee grants to Licensor, during the Term and subsequent Terms thereafter an exclusive, free, non-transferable (except as otherwise set forth herein) worldwide license to:

(a) install, store, read, copy, modify, use and create versions of the Licensee’s iTrax and Derivative Product Source Code;

(b) compile into executable or Object Code form the Licensee’s iTrax and Derivative Products Source Code thereof;

(c) use the executable or Object Code resulting from such compilation; and

(d) install, store, read, modify, copy, use and create any related technical and user documentation provided by Licensee to Licensor.

2.4 Licenses to Licensee. In the event Licensor desires to market, distribute and/or sell the Kepler or other Derivative products that contain, utilize or otherwise would commercially benefit from Licensee’s intellectual property, Firmware, Marks, or other as yet defined, but exclusive intellectual or commercial property of the Licensee, the Licensor agrees to pay the Licensee a royalty for each Kepler or Derivative Product that utilizes Licensee’s intellectual property, Firmware, Marks, or other as yet undefined, but exclusive intellectual property of the Licensee. Such Royalty shall be determined and agreed upon by the parties and set forth in a separate agreement, at reasonable commercial terms. Derivative products, modifications, corrections, and enhancements on Kepler or the Kepler Derivative Products, as developed by licensee, but excluding Licensee’s pre-existing intellectual property, Firmware, Marks, or other as yet defined, but exclusive intellectual or commercial property of the Licensee, will be the co-ownership of Licensor and Licensee and and each will have the right to use such modifications, corrections and enhancements.

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2.5 Grant of License to Use Marks. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, during the Term and continuing indefinitely thereafter, a license to use Licensor’s Marks in accordance with Section 6 of this Agreement.

2.6 Distribution Conditions. The licenses granted under Sections 2.1 and 2.2 are conditioned upon and subject to the following restrictions:

(a) Licensee, Licensee’s customers and Licensee’s Distributors shall not publish in any manner the knowledge developed in KEPLER and/or KEPLER and any Derivative Work thereof for use with non-Licensee Products and/or on any non-Licensee supplied client viewer.

(b) Licensee may distribute and may permit a distributor to distribute Licensor’s Products under Section 2.2 only if such distribution is subject to a written license agreement with the Licensee customer, or at Licensee’s option, a “shrinkwrap” or Internet “click” form of agreement. All such license agreements must contain provisions that:

(i) provide that the Licensee customer may only use the Licensee Product for its own internal business purposes and prohibit the Licensee customer from sub-licensing, transferring or otherwise disclosing the Licensee Product or any portion thereof to any other Person;

(ii) require the Licensee customer to retain and/or affix to any copies of the Licensee Product those Marks or other proprietary notices that appear on or in the original or as designated by Licensor;

(iii) contain the agreement of the Licensee customer not to reverse engineer or reverse compile or disassemble the Licensee Product to attempt to gain access to the underlying Source Code; and

(iv) Each Distributor must enter into a written agreement with its supplier of Licensee Products (i.e., Licensee or another Distributor) before any such Licensee Product is furnished to that Distributor. Such agreement must include provisions consistent with this Section and containing the relevant substance of this Section and which are not contradicted by or in conflict with other provisions in such agreement or any other agreement relating to the Licensee Products.

(c) Licensee shall use its best efforts to enforce all such license agreements with Distributors and Licensee customers to the extent Licensee does so with its own products, but at a minimum, Licensee shall use no less than commercially reasonable efforts in enforcing such license agreements.

(d) Licensor, when distributing Licensees Products, as defined under this Agreement, shall also abide by and comply with the terms and conditions set forth in this Section.

(e) Licensee shall send a copy of each sub-distribution contract entered into by Licensee pursuant to this license to Licensor within 3 (three) business days of execution of such agreement.

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2.7 Source Code Escrow and Release to End-Users.

(a) Source Code Escrow with a Third Party Escrow Agent, only when required as a condition of a large commercial and/or governmental contract and only after written approval from Licensor.

(i) To satisfy potential escrow requirements of Licensee’s major customers, Licensee may escrow a copy of the KEPLER Source Code with a single third party escrow agent located in the United States that is mutually acceptable to Licensor and Licensee. The terms of the escrow with the escrow agent shall be mutually acceptable to Licensor, Licensee and the escrow agent.

(ii) Licensee shall promptly notify Licensor of the identity of any Licensee customers for which it wants to escrow a Source Code copy of the Licensee Products,

(b) Release of Source Code to End-Users.

(i) If Licensee becomes insolvent, or Licensor becomes insolvent, is unwilling or unable, itself or through a designated third party, to provide support services to Licensee customers, then those Licensee customers who (1) currently have a fully-paid support agreement with Licensee for Licensee Products, and (2) upon licensing the Licensee Products, required Licensee to escrow the Source Code of Licensee Products, may request that the escrow agent release a copy of the Source Code of the Licensee Products, including KEPLER and/or Derivative Products (as the case may be), to such Licensee customer.

(ii) Upon receipt of such request, the escrow agent will promptly notify Licensor of such request. Licensor will have twenty (20) Business Days from the receipt of such request to, in good faith, contest the release of the Source Code of the Licensee Products, including KEPLER and/or Derivative products (as the case may be), to the Licensee Customer. If Licensor contests such release, then the Source Code of the Licensee Products, including KEPLER and/or KEPLER (as the case may be), shall not be released to the Licensee Customer until such dispute is resolved.

(iii) If Licensor does not contest such release within twenty (20) Business Days of the receipt of the request to release the Source Code of the Licensee Products, including KEPLER and/or Derivative products (as the case may be), then the Source Code of the Licensee Products, including KEPLER and/or Derivative products (as the case may be), shall be released to the Licensee customer, and, upon such release, the Licensee customer is hereby granted a limited, non-exclusive, non-transferable perpetual license to use the Source Code of the Licensee Products, including KEPLER and/or Derivative products (as the case may be), solely for the maintenance and support of its use of the Licensee Products as specified in its license agreement with Licensee. The Licensee customer may not distribute to any third party in any manner the Source Code of the Licensee Products, including KEPLER and/or Derivative products (as the case may be), or any portion thereof.

2.8 No Restrictions on Future Development. Neither party shall be restricted from developing products or functions for KEPLER or Derivative products.

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2.9 Exclusivity. Except upon the prior written consent of Licensee, Licensor agrees that it shall not license the KEPLER and/or Derivative products to any third party in the Exclusive Territory, other than to (a) customers of Licensor who have pre-existing contracts with Licensor that cannot be cancelled or (b) new customers that have a back-end and only wish to buy the Kepler or (c) to OEM clients. Licensor will not directly sell the Kepler with a competing “back-end” solution that is provided to the customer by Licensor. Licensor, at their sole discretion will make a “best efforts” attempt to direct all their qualifying customers without a “back-end” solution, to Licensee, as long as Licensor and Licensee, in both of their opinions, believe that Licensee’s “back-end” software would provide an appropriate commercial solution for the potential customer or opportunity. Licensee will not promote the use of their software that would, in any way, restrict the sale of Licensor’s Products. In the event that Licensor has provided visibility to Licensee of such an opportunity, and Licensee, working in conjunction with Licensor, have determined that a good commercial fit does not exist, Licensee will notify Licensor of this circumstance in a timely manner and will rescind their opportunity. Licensee may withhold or decline to grant such request in its reasonable business judgment. Licensee acknowledges that Licensor has existing relationships with competitors of Licensee for such parties to market Kepler and nothing in this Agreement shall restrict Licensor from fulfilling its obligations under such relationships. Licensee will not sell or distribute products, until six months after the termination of the Agreements, which are competing with Kepler or Kepler Derivative Products.

2.10 Right To Maintain Exclusivity Through New Products Or Conceptual Products. Licensor and Licensee further agree that any new products that should be developed under this Section shall be deemed to fall under the Exclusivity and other accompanying provisions of this Agreement.

2.11. OEM accounts. OEM accounts are specifically excluded from this Agreement (i.e. Licensor keeps its full rights to Distribute or license the Licensor Products to OEM parties in the Exclusive Territory.

2.12 Third Party License Agreements. Licensee understands that Licensor cannot provide the Source Code for Firmware contained in the Kepler or Derivative Products provided to Licensor under Third Party Agreements, except as allowed by Licensor’s negotiated rights to distribute same. Licensee further agrees that it must comply as a sub-licensee to the terms of those Third Party Agreements, a complete list of which shall be presented to Licensee, if such Third Party agreements for Source Code apply. If either party knows of or recognizes the need of such Third Party License agreements or Sub-licensing requirements that the other should require to execute any of its obligations under this Agreement, they will duly inform the other party and make all appropriate arrangements for such licensing to be performed within a reasonable period of time.

2.13 Conditions for Transfer of the KEPLER, iTrax and Derivative products Licenses. Either Party may transfer its license rights granted pursuant to this Agreement to a Subsidiary or a third party only upon the prior written consent of the other party, which consent may not be unreasonably withheld or declined to grant. Upon the occurrence of a change in control of the ownership of either party, whether by sale of assets, merger, consolidation or otherwise, the effected party shall promptly notify the other of such event.

2.14 Production priority rights for Licensee towards Licensor. Licensor agrees to prioritize its production in favor of the Licensee. In the event that product orders, component availability, or other unforeseen complications should arise that do not allow the Licensor to fulfill all orders placed to the Licensor for Product, Licensor shall produce and provide all available production of product to fulfill the product requirements of Licensee.

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2.15 Circumvention Protection. Each Party agrees not to circumvent the commercial or market relationships of the other, and each party further agrees to notify the other if such a circumvention should inadvertently occur and will take all necessary care to remediate as soon as reasonably practical.

2.16 Licensor Distribution. Licensee recognizes that Licensor has existing Distributor agreements that it must fulfill, but Licensor agrees not to expand or otherwise alter its distribution in the Exclusive Territory of the Licensee, with regard to KEPLER or KEPLER Derivative Products.

2.17 Distribution Subsidiary. Upon finalization and execution of the Exclusivity, as per the payment terms contained in Section 3.1, each Party agrees to jointly pursue the development of a subsidiary called “Advantra USA”, for the purposes of managing the distribution of Licensor Products to existing customers and customers who have their own back-end and customers that are not currently considered under the Exclusivity arrangements of this Agreement. Upon termination of Exclusivity, as per the terms contained in Section 13.2. and 13.3., Licensee will cease to use the Advantra name or any reference to Advantra for this purpose and will also immediately change the name of this subsidiary. Licensee will stop using any reference to Licensor This subsidiary could provide call center support, warranty support and aftermarket warranty remediation among other possible commercial activites that both parties agree should be managed within the new subsidiary and the terms and conditions of such new venture would be detailed and form a new agreement which the parties might sign in the future..

2.18 Non-Exclusive Customers of Licensor. Any customers brought solely by Licensor or its existing relations, that result in commercial sales for the Licensee, shall not form part of the agreed upon volume detailed in the Kepler Purchase Agreement.

2.19 Technology Development Commitments. The parties agree to make all reasonable efforts to complete the Technology upgrades, Product Development and upgrades, and other significant enhancements to the Products as detailed in Schedule A attached.

3. Payments.

3.1 Payments. In consideration of the Licenses and Exclusive Distribution granted hereunder, Licensor shall, subject to satisfactory completion of due diligence by Licensor, irrevocably receive [***] of the total issued and outstanding shares of common stock of Licensee (“Shares”) existing at the date of Commencement of Exclusivity. THIS PAYMENT IS FOR EXCLUSIVITY AND THOSE RIGHTS ATTACHED TO EXCLUSIVITY ONLY, AND DOES NOT PRECLUDE OR MODIFY ANY PAYMENT OBLIGATIONS LICENSEE INCURS RELATING TO THE PURCHASE OF KEPLER, iTrax OR DERIVATIVE PRODUCTS OF KEPLER OR iTrax.
The shares issued shall bear a restrictive legend stating that the shares so issued shall not be sold except pursuant to an effective registration statement or applicable exemption from registration, pursuant to SEC rule 144.

3.2 Share Purchase Option. Licensee further grants Licensor a [***] ([***]) year option to purchase Treasury shares (“Treasury Shares”) up to [***] shares of common stock [***]. The exercise price for the Treasury Shares shall be [***] of the average weighted price of HSNi’s shares of common stock for the last 20 days trading prior to the Share option exercise.

4.0 Debt Obligations of the Licensee. All Debt Obligations of the Licensee will be paid in full in US currency, not withstanding any US or International Law or applicable precedents to the contrary. For the purposes of this agreement, the stock or other negotiable securities of the Licensee shall not be considered to be currency or legal tender for the purposes of meeting any Debt Obligations the Licensee may incur with Licensor over the life of this agreement or the Kepler Purchase agreement being executed concurrently herewith.

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5.0 Ownership, Intellectual Property Rights, Confidential Information and Copies.

5.1 Ownership and Intellectual Property Rights. Licensor retains all ownership rights in hardware design and supplied firmware of KEPLER and Derivative products , including any and all Intellectual Property Rights in the same, except that Licensee shall own any (a) Derivative Products it creates through the incorporation of its proprietary intellectual property or firmware created by Licensee for the KEPLER or Derivative products that constitute original works of authorship by Licensee and (b) other Licensee Technology that may be disclosed to the Licensor for incorporation in the Kepler or Derivative products.

5.2 Copies; Preservation of Marks in Copies. Either party may make copies of documentation it receives from the other, provided that the use of all such copies is in accordance with the terms of Section 2 of this Agreement, and does not conflict with any of the confidential information provisions contained in this Agreement. Neither Party shall remove any Mark or other proprietary notice that appears on the KEPLER, iTrax or other products sold, distributed, or otherwise delivered to a third party, except as otherwise provided for herein.

5.3 Confidential Information.

(a) Each party (the receiving party) shall not, without the prior written consent of the other party (the disclosing party) provide, disclose, transfer or otherwise make available any Confidential Information of the disclosing party, or any portion or copy thereof, to any person, including Subsidiaries, unless the receiving party first obtains the express written approval of the disclosing party. The receiving party shall give access to the disclosing party’s Confidential Information solely to those employees and agents with a need to have access thereto, and who have agreed to protect such Confidential Information in accordance with this Agreement. The receiving party shall take the same security precautions to protect against disclosure or unauthorized use of such Confidential Information that it takes with its own confidential information of a similar kind, which in no event shall be less than a reasonable standard of care to prevent any such disclosure or unauthorized use. The receiving party shall not be in breach of this provision if Confidential Information is disclosed (i) with the disclosing party’s prior written approval or (ii) pursuant to any order of a court of competent jurisdiction or duly authorized regulatory agency, provided that reasonable steps are taken by the receiving party to give the disclosing party sufficient prior notice in order to contest such order. The receiving party agrees to provide the disclosing party (at no expense to the disclosing party) all reasonable assistance and documents the disclosing party may request in contesting such order.

(b) In addition to any information provided by Licensor that is marked “confidential”, the KEPLER and KEPLER Derivative Products and all terms and conditions related to Licensor’s pricing of same to Licensee shall be the Confidential Information of Licensor. The Licensor likewise agrees to maintain the confidentiality of the terms and conditions and pricing of any of the Licensee’s products that the Licensor should be made knowledgeable of, whether as a part of, or subsequent to the signing of this Agreement.

(c) In the case of disclosures required by U.S. regulatory agencies, the parties shall make best efforts to keep confidential business terms from being made public, and shall, at a minimum, redact as confidential business information the pricing terms and other financial information contained herein, the names of the Licensor products provided hereunder, other than that information that either party may be required to disclose as required by law in their operating jurisdictions.

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5.4 Publicity. Licensor and Licensee will not publicize in any news media, advertising or promotional material, financial documents or otherwise disseminate, any information regarding the terms of this Agreement without the prior express written consent of each other. The obligations of Licensee and Licensor under this Section 5.4 shall survive any termination of this Agreement.

5.5 Unauthorized Use. The Parties agree that, during the Term and or subsequent renewals of the term, the parties shall not: (a) develop, acquire or market materials or products that utilize or incorporate, without authorization, either party’s Intellectual Property Rights and/or Confidential Information; or (b) except as otherwise set forth herein, use any portion of KEPLER or any Derivative Products thereof in a form that would be considered to be commercially competitive to a product made available to the other via this or subsequent agreements. Licensee will exclusively use Licensor’s products, other than (i) in the event that the Licensor has no product that can be marketed by the Licensee to bona fide customer opportunities requiring a product other than that which Licensor can supply; (ii) where Licensor informs Licensee of its unwillingness to supply such a product; and (iii) where Licensor and Licensee agree that it is not in their best commercial interests to have the Licensee market the product.

6. Ownership and Use of Marks.

All Licensor and Licensee Marks included in KEPLER, iTrax and respective Derivative Products of Kepler and iTrax are and shall remain the exclusive property of Licensor or Licensee respectively, as detailed in Schedule E. Except as otherwise set forth herein or as agreed in advance and in writing by the Parties, the Parties shall have no right hereunder to include any Marks of the other Party without the prior express written consent of the Mark owner. All proprietary rights and goodwill relating to the Marks in the KEPLER or Derivative Products shall remain the property of the Party owning the Marks and any use thereof by such Party’s customers and Distributors will inure to the benefit of the Party owning the Marks.

7. Representations and Warranties.

7.1 General Representations and Warranties of the Parties. The Parties warrant that they have all rights necessary to grant the licenses granted to hereunder. Each party represents and warrants that it is authorized to enter into this Agreement and that the representative of the party signing this Agreement is duly authorized by the party to act therewith.

8. Support Services and Training

8.1 General Terms. The Parties shall provide Support Services as described in Schedule B on the terms and conditions set forth therein for their respective Products detailed in Schedule C of this Agreement, distributed and sold by the other Party over term or subsequent term renewals of this Agreement. After that time, subject to any separately committed product warranties obligating the respective issuer to provide product support, the respective party may continue the Support Services to the other on an annual fee basis, subject to mutual agreement by the parties on such annual fee.

8.2 No Obligation. Neither Party is under obligation to subscribe to the Support Services of the other after the termination of this Agreement. The licenses granted in this Agreement shall not be dependent upon the purchase of Support Services from the other or the termination of Support Services to the other for any reason.

9. Intellectual Property Indemnification, Limits of Liability and Obligation to Assist.

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9.1 Indemnification by Licensor. Licensor, at its expense, shall defend, indemnify and hold harmless Licensee from any claim or suit brought against Licensee alleging that the version of KEPLER or Derivative Products provided to Licensee by Licensor under this Agreement infringes any third party Intellectual Property Right, provided that Licensee gives Licensor (a) prompt written notice of such claim or suit, (b) the sole authority to defend and settle the same, and (c) at no expense to Licensee, any information or assistance requested by Licensor in connection with such defense or settlement. Licensee may, at its option and at no expense to Licensor, participate in and/or observe the defense of such claim or suit.

9.2 Remedies. If the use of the version of KEPLER provided to Licensee by Licensor under this Agreement is enjoined by an order of a court of competent jurisdiction because of a claim of infringement of any third party’s Intellectual Property Rights, or, if Licensor believes that such an order is likely, then Licensor, at no expense to Licensee and at Licensor’s option, may use reasonable commercial efforts to (a) procure for Licensee the right to continue using such version in accordance with this Agreement or (b) modify such version so that it becomes non-infringing while materially conforming to KEPLER specifications (as the case may be).

9.3 Exclusion from Indemnification. Licensor shall have no liability for any claim of infringement based on use of the version of KEPLER provided to Licensee by Licensor under this Agreement that has been modified or combined with other software, if the infringement would have been avoided by use of the unmodified or uncombined version.

9.4 Indemnification by Licensee. Licensee shall defend, indemnify and hold harmless Licensor from any claim or suit brought against Licensor alleging that any Licensee Technology or any Derivative Product containing the intellectual property created by Licensee infringes any third party’s Intellectual Property Rights to the extent that such claim or suit arises from the acts of Licensee, its employees, agents or representatives, including, without limitation, such parties’ actions in modifying, marketing, Distributing, exporting or supporting KEPLER, Derivative Products, iTrax or any part thereof or the Licensee Products.

9.5 LIMITATION OF LIABILITY. THIS SECTION 9 SETS FORTH THE ENTIRE LIABILITY OF EACH PARTY WITH RESPECT TO INFRINGEMENT OF SAID PARTY’S INTELLECTUAL PROPERTY RIGHTS, AND EACH PARTY SHALL HAVE NO ADDITIONAL LIABILITY OR DUTIES WHATSOEVER WITH RESPECT TO ANY CLAIMED OR PROVEN INFRINGEMENT.

9.6 Obligation to Inform and Assist. Each Party shall promptly notify the other in writing upon its discovery of any unauthorized use of KEPLER, Derivative Products, iTrax or infringement of the other Party’s Intellectual Property Rights with respect thereto by the other Party, the other Party’s customers or any third party. Each Party shall have the sole and exclusive right to bring an action or proceeding against any infringing third party, and, in the event that a Party brings such an action or proceeding, the other Party shall (at no expense to such other Party) cooperate and provide all available information and reasonable assistance that said Party or its counsel may request in connection with any such action or proceeding.

10. Limitation of Liabilities

10.1 Limitation of Liability. Except for a claim or suit in which Licensor is indemnifying Licensee pursuant to and in accordance with Section 9, in no event shall Licensor’s liability for any and all claims, losses or damages arising out of or relating to, in whole or in part, this Agreement, KEPLER or any services provided hereunder, regardless of the form of action or legal theory under which liability may be asserted, exceed the amounts paid by Licensee to Licensor for exclusivity hereunder.

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10.2 Mutual Limitation of Liability. The Limitation of Liability of the Licensee shall be the same as those extended to Licensor under the terms of this Agreement.

10.3 NO LIABILITY FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

UNDER NO CIRCUMSTANCES WHATSOEVER SHALL EITHER PARTY BE LIABLE HEREUNDER FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOSSES RESULTING FROM BUSINESS INTERRUPTION, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES.

11. Force Majeure.

Neither party shall be liable for delays in or failure of performance (other than the obligation to make any payments due and payable under this Agreement) due to causes beyond such party’s reasonable control, including, without limitation, acts of God, acts of civil or military authority, fires and explosions. In the event of any such delay or failure, the affected party shall immediately send written notice of the same and the reason therefore to the other party. The performance of the affected party shall be deemed suspended so long as, and to the extent that, any such Force Majeure continues; provided, however, that after one hundred eighty (180) consecutive or cumulative days of such suspension, the other party may terminate its obligations hereunder without liability.

12. Export Control.

Both Parties hereby agree and acknowledge that any technology or technical data obtained from the other, including KEPLER and Derivative Products thereof, are under the jurisdiction of the export control laws and regulations of the United States of America and that any direct or indirect export, re-export, license, sale or other transfer of such technology or technical data may require the prior authorization of the United States government. Licensee expressly warrants that it will comply with all applicable United States export control laws and regulations. Both Parties hereby agree that they will indemnify the other and hold them harmless from and against any loss, liability, cost, damage or expense that either may incur or suffer resulting in any way from the others inadvertent failure to comply with all applicable United States export control laws and regulations.

13. Term and Termination.

13.1 Term. The Term of this Agreement shall begin on the Effective Date and continue until the second (2nd) anniversary thereof (the initial term) and upon the expiration of the initial term, shall automatically renew for successive one (1) year renewal terms unless either party notifies the other party of its desire not to renew this Agreement after the initial term or at the conclusion of any renewal term by providing the other party ninety (90) days written notice of its intention not to renew prior to the expiration of the initial term or any renewal term as the case may be. Further, this Agreement may be terminated at any time during the term as set forth in Section 11 or Section 13.2 of this Agreement.

13.2 Termination for Cause. In the event of a breach by a party (the breaching party) of its material obligations hereunder, the other party (the non-breaching party) may terminate this Agreement upon written notice of such breach, provided the breaching party has not cured such breach to the reasonable satisfaction of the non-breaching party within thirty (30) days of the breaching party being notified of such breach, or, if the breach consists solely of a failure to pay money when due, thirty (30) days, after prior written notice to the breaching party of the existence and nature of the breach and of the non-breaching party’s intention to terminate if not cured.

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Upon such termination as a result of either Party having (a) breached the other’s Intellectual Property Rights or the license rights granted in Section 2 above or (b) failed to pay the owed party the amounts payable under this Agreement when due, then the harmed party shall immediately deliver to the other original and all whole and partial copies of any Confidential Information or, with the prior written consent of the harmed party, destroy such original and all such copies and certify to the harmed party in a writing signed by an officer of the harmed party such return or destruction; and all of harmed party’s rights and licenses and all of the offending party’s obligations hereunder shall terminate.

13.3 Exclusivity. The period of Exclusivity will start at the sooner of (i) the purchase of [***] ([***]) Kepler units, or (ii) [***] after the Effective Date, with the condition that [***] % of the forecasted orders for the period have been ordered and pre-paid (“Commencement of Exclusivity”), in accordance with the applicable provisions of the Kepler Purchase Agreement. The Licensor shall have the right to terminate Distribution Exclusivity if (i) the Licensee fails to achieve [***] % of the volume commitments of commercial sales identified in the Kepler Purchase Agreement and in this Agreement and set at [***] ([***]) units of the KEPLER or Kepler Derivative Products in the [***] year and [***] units of the KEPLER or Kepler Derivative Products in the second year from signature of this Agreement, subject to the qualifying terms and conditions contained in the Kepler Purchase Agreement, or (ii) the Licensee fails to achieve [***] % of the volume commitments of commercial sales identified in the Kepler Purchase Agreement on a [***] months basis. Notwithstanding the forgoing condition, Licensee shall have the right to make a payment of $[***] ([***] USD) for each unit not purchased in order to satisfy the volume commitment for Exclusivity. If the Licensor determines that it wishes to exercise its right to terminate Exclusivity, then it will provide due notice of its intention as per Section 14.2 of this Agreement [***] days prior to such termination. As set in the Kepler Purchase Agreement, first evaluation of the exclusivity relation is set at [***] ([***]) months from Commencement of Exclusivity. Subsequent evaluations will be on a [***] ([***]) months basis starting after the first evaluation. In any case, Licensor will be entitled to keep the shares and the option. Termination of Exclusivity shall not entitle Licensee to receive any kind of termination compensation or indemnification from Licensor. Termination of Exclusivity shall not alter Licensees right to continue to distribute the Products on a non-exclusive basis. All products containing the iTrax Mark shall continue to be exclusively distributed by the Licensee.

13.4 Equitable Relief. In addition to any other remedies to which either party may be entitled, and because unauthorized use or disclosure of either party’s Confidential Information or a breach of either party’s Intellectual Property Rights will create irreparable harm to the other, which cannot be remedied by money damages alone, the harmed party shall be entitled to seek injunctive relief to prevent the offending party from breaching or continuing such breach.

13.5 Change of control. In the event of a change of control in the ownership of one party, as the case may, the other party shall have the right to terminate this agreement on [***] days written notice.

14. General.

14.1. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

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14.2 Notices. All notices, requests and demands given to or made upon the parties hereto shall be in writing and delivered by hand reputable overnight courier, facsimile (with confirmation of receipt provided by the recipient and a copy sent by first class mail, postage prepaid) or electronic mail (with confirmation of receipt provided by the recipient and a copy sent by first class mail, postage prepaid) to the appropriate designated business liaisons at the following addresses:

If to Licensor:
Advantra International NV
Bootweg 4, B 8940
Wervik, Belgium

With a copy to: Paul Allaer, Esq.

                 Thompson Hine LLP

                 312 Walnut Street #1400

                 Cincinnati, OH 45202, USA

If to Licensee:
Homeland Security Networks Inc.
2500 Legacy Drive
Frisco, Texas 75034, USA

With a copy to:  Virginia K. Sourlis, Esq.
The Galleria
2 Bridge Avenue
Red Bank, New Jersey 07701, USA

Either party may change the address to which notices must be sent by providing written notice of the change to the other party in accordance with the provisions of this Section 14.2. Any notice so given shall be deemed to have been given on the second business day following the date it was sent.

14.3 Independent Contractors. The relationship between the parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to: (a) give either party the power to direct or control the day-to-day activities of the other, (b) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (c) allow either party to create or assume any obligation of or on behalf of the other party for any purpose whatsoever.

14.4 Assignment. Neither this Agreement nor any rights, privileges, duties or obligations under this Agreement may be assigned, sub-licensed, sold, mortgaged, pledged or otherwise transferred or encumbered by Licensee without the prior written consent of the other party, which consent may not be withheld unreasonably. Any attempt to assign this Agreement without the consent of the other party shall be void. Neither Party shall not assign its rights arising hereunder without the prior written consent of the effected party, which consent may not be withheld or declined, subject to reasonable business judgment. This Agreement shall be binding on all permitted assignees and on all successors in interest to the parties hereto and to such assignees.

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14.5 Indulgences, Etc. No failure or delay on the part of any party in exercising any right hereunder, irrespective of the length of time for which such failure or delay shall continue, will operate as a waiver of, or impair, any such right. No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any right hereunder will be effective unless given in a signed writing.

14.6 Further Assurances. Each party to this Agreement will, at the request of the other party and without charge (provided that the cost to the providing party is reasonable under the circumstances), execute and deliver all such further instruments and documents as may be reasonably requested to further confirm, carry out and otherwise accomplish the intent and purpose of this Agreement.

14.7 Severability. If any provision of this Agreement is held to be invalid or unenforceable under any circumstances, its application in any other circumstances and the remaining provisions of this Agreement shall not be affected thereby.

14.8 Headings. The Article and Section headings in this Agreement and in any Schedules attached hereto are for purposes of reference only and shall not restrict or affect the meaning or application of any provision herein or therein contained.

14.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together one and the same document.

14.10 Governing Law. The rights and obligations of the parties under this Agreement shall not be governed by the UN Convention on Contracts for the International Sale of Goods; rather, such rigths and obligations shall be governed by the laws of the Kingdom of Belgium.

14.11 Dispute Resolution, Arbitration. In the event of any dispute under this Agreement, the Parties will attempt to reach a negotiated resolution. If any such dispute remains unresolved for a period of thirty (30) days after one party has provided written notice to the other setting forth in detail the nature of such dispute, then each party will designate a senior executive to resolve the dispute. If the Parties continue to be unable to resolve the dispute within thirty (30) days after such designation of senior executives, then such dispute shall be resolved by final and binding arbitration, to be held in Brussels,

Belgium, in accordance with the rules of CEPANI (Belgian Center for Arbitration and Mediation). There shall be one arbitrator, to be appointed in accordance with such rules. The arbitration, and all correspondence under such arbitration, shall be held in the English language only. Notwithstanding the previous, each party shall have the right at any time to seek protection in court, through injunctive relief or otherwise, in order to protect its confidential information and/or its intellectual property rights.
14.12 Entire Agreement; Amendments. This Agreement and any Schedules attached hereto, together with the Kepler Purchase Agreement between Parties signed concurrently, constitute the entire agreement and understanding of the parties relating to the subject matter hereof, and no representation, condition, understanding or agreement of any kind, oral or written, shall be binding upon the parties unless expressly set forth herein or therein. This Agreement supersedes all prior written and oral agreements and all other communications between Licensee and Licensor relating to the subject matter hereof, other than the Kepler Purchase Agreement signed concurrent to this agreement which constitutes part of the complete Agreement.

14.13 Future Agreements. The parties agree to negotiate in good faith at a future date mutually agreeable to the parties’ agreements to sell additional products to their respective customers.
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